As filed with the Securities and Exchange Commission on March 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ATOSSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-4753208 (I.R.S. Employer Identification No.)

Atossa Therapeutics, Inc.

10202 5th Avenue NE, Suite 200

Seattle, Washington 98125

(Address of Principal Executive Offices, Zip Code)

Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as amended

(Full title of the plan)

Heather Rees

Chief Financial Officer and Secretary

10202 5th Avenue NE, Suite 200

Seattle, Washington 98125

(206) 588-0256

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

(310) 552-8500

______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Atossa Therapeutics, Inc., a Delaware corporation (the “Company” or the “Registrant”), to register an additional 12,000,000 shares of its common stock, par value $0.18 per share (the “Common Stock”) issuable to eligible individuals under the Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as amended (the “2020 Plan”).

The information contained in the Registrant’s Registration Statement on Form S-8 filed with the Securities Exchange Commission (the “Commission”) on March 31, 2021 (Registration No. 333-254905), together with all exhibits filed therewith or incorporated therein by reference, are hereby incorporated by reference pursuant to General Instruction E on Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such registration statement with respect to the 2020 Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

EXHIBIT INDEX
Incorporated by Reference Herein
Exhibit No.	Description	Form	Date

4.1	Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.	Registration Statement on Form S-1/A, as Exhibit 3.2	June 11, 2012

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.	Current Report on Form 8-K, as Exhibit 4.1	August 26, 2016

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.	Current Report on Form 8-K, as Exhibit 4.1	April 23, 2018

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.	Current Report on Form 8-K, as Exhibit 3.1	January 7, 2020

4.5	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Atossa Therapeutics, Inc.	Current Report on Form 8-K, as Exhibit 3.1	July 2, 2024

4.6	Amended and Restated Bylaws of Atossa Therapeutics, Inc.	Current Report on Form 8-K, as Exhibit 3.2	April 26, 2023

5.1*	Opinion of Gibson, Dunn & Crutcher LLP	Filed herewith

23.1*	Consent of Gibson, Dunn & Crutcher LLP	Included in Exhibit 5.1

23.2*	Consent of Ernst & Young LLP	Filed herewith

24.1*	Power of Attorney

99.1	Atossa Therapeutics, Inc. 2020 Stock Incentive Plan, as amended June 27, 2024	Current Report on Form 8-K, as Exhibit 10.1	July 2, 2024

107*	Filing Fee Table	Filed herewith

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this March 26, 2025.

Atossa Therapeutics, Inc.

By:	/s/ Heather Rees
Name:	Heather Rees
Title:	Chief Financial Officer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven C. Quay, M.D., Ph.D. and Heather Rees, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Office(s)	Date

/s/ Steven C. Quay	Chairman, President and Chief Executive Officer	March 26, 2025
Steven C. Quay, M.D., Ph.D.	(Principal Executive Officer)

/s/ Heather Rees	Chief Financial Officer and Secretary	March 26, 2025
Heather Rees

/s/ Richard I. Steinhart	Director	March 26, 2025
Richard I. Steinhart

/s/ Shu-Chih Chen	Director	March 26, 2025
Shu-Chih Chen, Ph.D.

/s/ Jonathan Finn	Director	March 26, 2025
Jonathan Finn

/s/ Stephen J. Galli	Director	March 26, 2025
Stephen J. Galli, M.D.

/s/ H. Lawrence Remmel	Director	March 26, 2025
H. Lawrence Remmel

/s/ Tessa Cigler	Director	March 26, 2025
Tessa Cigler, M.D., M.P.H.